UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2018

Date of Report

Solis Tek Inc

(Exact name of registrant as specified in its charter)

Nevada	000-52446	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16926 S. Keegan Ave Suite A
Carson, CA	90746
(Address of principal executive offices)	(Zip Code)

(888) 998-8881

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, Solis Tek Inc. (the “Company”) announced the appointment of Ms. Tiffany Davis as Chief Operating Officer of the Company, effective February 14, 2018

Prior to joining the Company, Ms. Davis, age_39, has had 19 years of experience as a financial professional working in both Management Consulting and Private Equity. She has held several key leadership positions in accounting, finance, and operations. Tiffany has extensive experience in supply chain functionality, financial and operational due diligence, cash flow forecasting, financial statement analysis, development and value retention in a number of industries including most recently in the cannabis industry.

From 2016 through 2017, Ms. Davis has worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries including developing M&A opportunities and initiation of several start-up ventures.

Beginning in 2012 into 2016 Ms. Davis worked as a Group Vice President for a US based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in creative investment and debt instruments for appropriate investment opportunities.

From 2009 to 2011 Ms. Davis was a Manger of Corporate Advisory for Grant Thornton, one of the Big 6 worldwide accounting firms, again in accounting and supply chain services during the automotive crisis in the US, specifically on the Chrysler turnaround project from 2005-2008 Ms. Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the Company headquarters in Chicago, Il.

Ms. Davis received her B.S. from DePaul University in 2002 and a MBA from University of Chicago Graduate School of Business in 2009.

In connection with her employment, Ms. Davis will be paid an annual base salary of $150,000 and has been granted 1,000,000 shares of common stock, with 250,000 vested immediately and 250,000 shares to vest on each of the following three anniversary dates of her Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On February 21, 2018, we issued a press release entitled “Solis Tek Appoints Tiffany Davis as Chief Operating Officer.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018

Solis Tek Inc.

By:	/s/Alan Lien
Alan Lien, Chief Executive Officer
Alan Lien, CEO